EX-FILING FEES

Calculation of Filing Fee Tables

F-1
(Form Type)

Akanda Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares(1)(2)	457(o)				$27,600,000	(3)	.0000927	$2,558.52
Fees to Be Paid	Other	Purchase Warrants	457(g)	—	—		—			—	(4)
Fees to Be Paid	Equity	Common Shares(2)(5)	457(g)	322,000	$7.50	(6)	$2,415,000		.0000927	$223.87
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$30,015,000			$2,782.39
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due									$2,782.39

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(1)	Includes the Common Shares that the underwriters have the option to purchase to cover any over-allotments.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Common Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents Common Shares underlying one or more warrants (the “Representative’s Warrants”) issuable to the representative of the several underwriters to purchase up to an aggregate of 7% of the Common Shares sold in the offering at an exercise price equal to 125% of the public offering price. The Representative’s Warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate five years from the commencement of sales of the public offering.

(6)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price per share of the Representative’s Warrants is $7.50 (125% of $6.00).

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